SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 6, 2007

FUEGO ENTERTAINMENT, INC.
(Exact name or registrant as specified in its charter)

Nevada	20-2078925
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19250 NW 89th Court, Miami, Florida 33018
(Address of Principal Executive Offices, Including Zip Code)

(305) 829-3777
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Parnell Francois Delcham Joins Fuego Entertainment's Board of Directors.
Fuego Entertainment, Inc. announced that Parnell Francois Delcham has been added to the board of directors. It is anticipated that Mr. Delcham will be nominated for election to Fuego's Board of Directors at the Company's 2007 Annual Meeting of Shareholders.

Parnell Francois Delcham is a graduate of New York University with degrees in Hospitality, Finance, and International Economics. Since the late 1980's, Parnell Francois Delcham has been a leader in the management and development of many hospitality brands such as the Trafalgar House (London), Les Bains Douche (Paris), Byblos 9 (St. Tropez), Privilege (Ibiza), Red Square (South Beach Miami), The Restaurant at Little Palm (Little Palm Island, FL), Kwanzaa (New York City), and The Hard Rock Hotel & Casino (Las Vegas). Past engagements also include media and entertainment projects with Def Jam Records, Bad Boy Entertainment, BET, Ocean Drive Magazine, and GQ. He started his career in finance with PricewaterhouseCoopers and is now the president of P&L Farmhouse, a consultancy group specializing in lifestyle brand development for clients in the entertainment and media industry.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No.	Description
99.1	Press release dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

FUEGO ENTERTAINMENT, INC.,

Date: March 7, 2007	By:	/s/ Hugo M. Cancio
Hugo M. Cancio
Title: Principal Executive Officer